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                                                                   EXHIBIT 10.18

                                REVOCABLE PROXY
                                ---------------

     The undersigned agrees to, and hereby grants to Patriot American Hospitality, Inc. (the "Company"), a proxy with full power of substitution to vote, or to execute and deliver written consents or otherwise act with respect to, the 100 shares of common stock, par value $.01 per share (the "Common Stock"), of Wyndham Hotel Corporation ("Wyndham") he owns beneficially or of record, as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of stockholders of a Delaware corporation, (i) in favor of the adoption of the Merger Agreement, dated as of April 14, 1997, by and between the Company and Wyndham (the "Merger Agreement") and approval of the Merger and the other transactions contemplated by the Merger Agreement, (ii) against (x) any Acquisition Proposal and any proposal for any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Wyndham under the Merger Agreement or which could result in any of the conditions of Wyndham's obligations under the Merger Agreement not being fulfilled and (y) any change in the directors of Wyndham, any change in the present capitalization of Wyndham or any amendment to Wyndham's certificate of incorporation or bylaws, any other material change in Wyndham's corporate structure or business, or any other action which in the case of each of the matters referred to in this clause (y) could reasonably be expected to, impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the Stock Purchase Agreement or the likelihood of such transactions being consummated, and
(iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing or, at the request of Purchaser, to permit Purchaser to vote such Shares directly on any matter requiring a vote of the Company's stockholders, including, without limitation, the election of directors, regardless of (A) whether such vote is sought at an annual or special meeting of Wyndham's stockholders, or by written consent in lieu of a meeting, or otherwise, or (B) whether such vote is to be cast in person, or by proxy, or as otherwise permitted by law.

     Any defined terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.


                                    /s/ Harlan R. Crow
                                    --------------------------------------------
                                    Harlan R. Crow


Date:  April 14, 1997